aethlon MEDICAL, INC.

C21 BioVentures Conference

May 26, 2011

Jim Joyce
Chairman, CEO



Forward Looking Statements

MY PRESENTATION CONTAINS PREDICTIONS, ESTIMATES, AND OTHER FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING WHETHER AND WHEN OUR HEMOPURIFIER® AND OTHER PRODUCT OFFERINGS ARE SUCCESSFULLY DEVELOPED AND INTRODUCED, MARKET ACCEPTANCE OF OUR HEMOPURIFIER® AND OTHER PRODUCT OFFERINGS, REGULATORY DELAYS, MANUFACTURING DELAYS, AND OTHER RISKS DETAILED IN OUR SEC FILINGS ACCESSIBLE ONLINE AT WWW.SEC.GOV OR WWW.AETHLONMEDICAL.COM

Pioneering the Selective Therapeutic Filtration Industry

Our objective at C21 is to introduce our Aethlon ADAPT™ system

The Aethlon ADAPT™ System

Adaptive Dialysis-like Affinity Platform Technology

- Converges proven plasma filter technology with antibodies or other affinity drug agents
- An extracorporeal therapeutic with a much less burdensome medical device regulatory pathway

aethlon MEDICAL, INC.

The Aethlon Adapt™ System Repurposes

- Clinical Stage Agents
- Approved Agents
- Clinical Dropouts

aethlon MEDICAL, INC.


Hemopurifier
Hemopurifier

The Hemopurifier®

The first medical device to selectively remove infectious viruses and immunosuppressive toxins from circulation

The Hemopurifier®

A Broad-Spectrum Therapeutic Device

- Hepatitis C
- HIV
- Bioterror & Pandemic Threats
- Cancer Secreted Exosomes



aethlon MEDICAL, INC.

Aethlon ADAPT™ System Advantages

- Allows immediate target clearance without adding drug toxicity or interaction risks to other therapies
- Allows increased dosing of drug agents vs. systemic delivery
- Allows immobilization of an individual or multiple drug agent cocktail within a single therapeutic
- Provides potential diagnostic and biomarker opportunity
- Rapid development cycle

The Medical Device Pathway

An executable commercialization strategy

- United States - FDA
  - Safety & Pivotal Study
- European Union – CE Mark
  - Safety study that also demonstrates target reduction
  - CE mark or FDA approval opens other markets
- India - Practitioner driven market - ERB approval

Aethlon ADAPT™ system devices can be delivered through an established global infrastructure of dialysis stations (90,000+ in U.S.)





Additional Delivery Infrastructure

- CRRT machines already located in hospitals and clinics
- Portable pump configurations







The Future

Home Delivery of Therapeutic Devices Evolved From The Aethlon ADAPT™ System

aethlon MEDICAL, INC.

Current Adapt™ System Pipeline

- The Hemopurifier®
- Device to reduce incidence of sepsis
  - Proposed in DARPA DLT contract response
- Device to treat sepsis
  - Proposed in U.S. Army DLT contract response
- Devices developed through future collaborations

aethlon MEDICAL, INC.

The Aethlon ADAPT™ System

Adaptive Dialysis-like Affinity Platform Technology

- Converges proven plasma filter technology with antibodies or other affinity drug agents
- An extracorporeal therapeutic with a much less burdensome medical device regulatory pathway

aethlon MEDICAL, INC.

Presenter Information

Jim Joyce

Chairman, CEO

Aethlon Medical, Inc.

(858) 459-7800 x301

jj@aethlonmedical.com



aethlon MEDICAL, INC.

8910 University Center Lane, Suite 660

San Diego, CA. 92122

www.AethlonMedical.com

